Volta Appoints Katherine Bailon as Head of Investor Relations
SAN FRANCISCO – December 1, 2021 – Volta Inc. ("Volta"), the industry leader in commerce-centric electric vehicle ("EV") charging, today announced the appointment of Katherine Bailon as its Head of Investor Relations. Following the company’s listing on the New York Stock Exchange earlier this year, Bailon's joining reinforces Volta's strong commitment to its shareholders and investors.

In her role, Bailon will be responsible for building and cultivating relationships with key shareholders, investors, and analysts and communicating Volta's business goals and performance as well as its long-term strategy.

"I am thrilled to join Volta and look forward to shepherding our company message out into the investment community," said Bailon. "Volta is a true leader in EV charging infrastructure with a unique business model. I look forward to using my experience to position the company properly with the investor base during such an exciting and transformational moment in the EV landscape."

Bailon brings more than 20 years of ﬁnance and investment experience to her role at Volta, having spent eight years on the buy-side as a hedge fund analyst specializing in technology segments such as green tech and auto tech. Her afﬁnity for electric vehicles came early, having begun researching, writing, and investing in them in 2009. Before that, Bailon spent four years on the sell-side as a junior analyst in a top-ranked technology research team and then seven years in institutional sales at Goldman Sachs as Managing Director.

"I am delighted to work with Katherine, who brings tremendous capabilities to the Volta team," said Chris Wendel, Co-founder and President, Volta. "Her strong experience working with a top-ranked Goldman Sachs research team, followed by another decade as an investment analyst, helps Katherine understand the important role investor relations plays in a company's relationship with its equity holders and prepares her well to build this function at Volta."

"Katherine brings a depth and breadth of knowledge to Volta that will drive profound value to both our business and the investor marketplace," said Francois Chadwick,

Chief Financial Ofﬁcer, Volta. "I'm extremely pleased to welcome Katherine as we build out our investor relations team."

About Volta

Volta Inc. (NYSE: VLTA) is an industry leader in commerce-centric EV charging networks. Volta’s vision is to build EV charging networks that capitalize on and catalyze the shift from combustion-powered miles to electric miles by placing stations where consumers live, work, shop and play. By leveraging a data-driven understanding of driver behavior to deliver EV charging solutions that ﬁt seamlessly into drivers’ daily routines, Volta’s goal is to beneﬁt consumers, brands and real-estate locations while helping to build the infrastructure of the future. As part of Volta’s unique EV charging offering, its stations allow it to enhance its site hosts’ and strategic partners’ core commercial interests, creating a new means for them to beneﬁt from the transformative shift to electric mobility. To learn more, visit www.voltacharging.com

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identiﬁed by words such as "feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding Volta’s strategy and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: intense competition faced by Volta in the EV charging market and in its content activities; the possibility that Volta is not able to build on and develop strong relationships with real estate and retail partners to build out its charging network and content partners to expand its content sales activities; market conditions, including seasonality, that may impact the demand for EVs and EV charging stations or content on Volta’s digital displays; risks, cost overruns and delays associated with construction and installation of Volta’s charging stations; risks associated with any future expansion by Volta into additional international markets; cost increases, delays or new or increased taxation or other restrictions on the availability or cost of electricity; rapid technological change in the EV industry may require Volta to continue to develop new products and product innovations, which it may not be able to do successfully or without signiﬁcant cost; the risk that Volta’s shift to including a pay-for-use charging business model and the requirement of mobile check-ins adversely impacts Volta’s ability to retain driver interest, content partners and site hosts; the EV market may not continue to grow as expected; and the ability to protect its intellectual property rights; and those factors discussed in Volta’s Registration Statement on Form S-1, under the heading “Risk Factors,” ﬁled with the Securities and Exchange Commission (the “SEC”), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Volta ﬁles from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Volta undertakes no obligation to update any forward-looking statement to reﬂect events or circumstances after the date of this press release.